FOR IMMEDIATE RELEASE
Corebridge Financial Announces First Quarter 2025 Results

•Net loss of $664 million, or $1.19 per share
•Adjusted after-tax operating income1 of $649 million and operating EPS1 of $1.16 per share
•Premiums and deposits1 of $9.3 billion
•Core sources of income2,3 increased 1% over the prior year quarter
•Holding company liquidity of $2.4 billion
•Returned $454 million to shareholders, including $321 million of share repurchases

HOUSTON – May 5, 2025 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the first quarter ended March 31, 2025.

Kevin Hogan, President and Chief Executive Officer, said, "Corebridge generated strong earnings and delivered attractive capital return over the first quarter, executing on our strategic priorities. Our capital, liquidity and financial flexibility position us well to navigate the current environment.

"We reported operating earnings per share of $1.16, a 5% increase year over year, reflecting the benefits of our diversified business model, strong balance sheet and disciplined execution. We also returned $454 million of capital to shareholders, increasing 18% year over year and equating to a 70% payout ratio.

"Corebridge has a long track record of delivering on our commitments, and we remain steadfastly focused on creating significant value for our shareholders and clients. At times like this, when conditions are uncertain, our mission statement - to proudly partner with individuals, financial professionals and institutions to make it possible for more people to take action in their financial lives - becomes more relevant than ever."

1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below
3 Excludes notable items and international life businesses

FOR IMMEDIATE RELEASE
Consolidated results
($ in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to common shareholders	$(664)	$878
Income (loss) per common share attributable to common shareholders	$(1.19)	$1.41
Weighted average shares outstanding - diluted	558	625
Adjusted after-tax operating income	$649	$688
Operating EPS	$1.16	$1.10
Weighted average shares outstanding - operating	559	625
Total common shares outstanding	553	615
Pre-tax income (loss)	$(862)	$1,016
Adjusted pre-tax operating income[1]	$810	$837
Core sources of income	$1,794	$1,845
Base spread income[2]	$935	$1,016
Fee income[2]	$518	$513
Underwriting margin excluding variable investment income[2]	$341	$316
Premiums and deposits	$9,323	$10,595
Net investment income	$3,189	$2,924
Net investment income (APTOI basis)[1]	$2,908	$2,629
Base portfolio income - insurance operating businesses	$2,804	$2,645
Variable investment income - insurance operating businesses	$92	$2
Corporate and other[4]	$12	$(18)

Return on average equity	(22.7%)	30.1%
Adjusted return on average equity[1]	11.8%	11.9%

Net loss was $664 million compared to a gain of $878 million in the prior year quarter. The variance largely was a result of higher realized losses, including the Fortitude Re funds withheld embedded derivative, and an unfavorable change in the fair value of market risk benefits, partially offset by higher net investment income.

Adjusted pre-tax operating income ("APTOI") was $810 million, a 3% decrease from the prior year quarter. Excluding variable investment income ("VII"), notable items and the international businesses,
4 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
APTOI decreased 10% from the same period largely due to the impact of changes in short-term interest rates and higher interest expense driven by the pre-funding of the April 2025 debt maturity.

Core sources of income was $1.8 billion, a 3% decrease from the prior year quarter largely due to the sale of our international businesses and more favorable notable items in 2024. Excluding notable items and the international businesses, core sources of income increased 1% over the same period as a result of higher fee income and underwriting margin, partially offset by lower base spread income.

Premiums and deposits were $9.3 billion, a 12% decrease from the historically strong prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions) and the sale of the international businesses, premiums and deposits decreased 6% from the same period primarily driven by lower fixed annuity deposits partially offset by higher fixed index annuity and registered index-linked annuity ("RILA") deposits.

Capital and liquidity highlights
•Life Fleet RBC ratio2 remained above target
•Holding company liquidity of $2.4 billion as of March 31, 2025, which includes $1 billion used to cover the April 2025 debt maturity
•Financial leverage ratio2 of 31.9% reflects the impact of pre-funding the April 2025 debt maturity. Excluding this pre-funding, the financial leverage ratio was 29.5%
•Returned $454 million to shareholders through $321 million of share repurchases and $133 million of dividends
•Declared quarterly dividend of $0.24 per share of common stock on May 5, 2025, payable on June 30, 2025, to shareholders of record at the close of business on June 16, 2025

Business results
($ in millions)
Individual Retirement

	Three Months Ended March 31,
	2025	2024
Premiums and deposits	$4,701	$4,861
Total sources of income	$1,006	$1,020
Core sources of income	$979	$1,016
Spread income	$698	$713
Base spread income	$671	$709
Variable investment income	$27	$4
Fee income	$308	$307
Adjusted pre-tax operating income	$554	$622

FOR IMMEDIATE RELEASE

•Premiums and deposits decreased $160 million, or 3%, from the prior year quarter primarily driven by lower fixed annuity deposits, partially offset by higher fixed index annuity and RILA deposits
•Core sources of income decreased 4% from the prior year quarter largely as a result of significant notable items in the prior year period. Excluding notable items, core sources of income was flat from the prior year quarter. Base spread was impacted by changes in short-term interest rates while fee income was impacted by stronger equity market performance
•APTOI decreased $68 million, or 11%, from the prior year quarter. Excluding VII and notable items, APTOI decreased 10% from the prior year quarter mainly due to higher non-deferrable commissions and deferred acquisition costs due to business growth

Group Retirement

	Three Months Ended March 31,
	2025	2024
Premiums and deposits	$1,824	$2,054
Total sources of income	$387	$390
Core sources of income	$363	$389
Spread income	$192	$200
Base spread income	$168	$199
Variable investment income	$24	$1
Fee income	$195	$190
Adjusted pre-tax operating income	$195	$200

•Premiums and deposits decreased $230 million, or 11%, from the prior year quarter primarily driven by lower out-of-plan annuity deposits
•Core sources of income decreased 7% from the prior year quarter and, excluding notable items, it decreased 6% from the same period largely as a result of lower base spread income due to general account net outflows, partially offset by higher fee income
•APTOI decreased $5 million, or 3%, from the prior year quarter. Excluding VII and notable items, APTOI decreased 13% from the prior year quarter mainly due to lower base portfolio income, partially offset by higher fee income

FOR IMMEDIATE RELEASE
Life Insurance

	Three Months Ended March 31,
	2025	2024
Premiums and deposits	$856	$1,094
Underwriting margin	$325	$297
Underwriting margin excluding variable investment income	$321	$298
Variable investment income	$4	$(1)
Adjusted pre-tax operating income	$108	$54

•Premiums and deposits decreased $238 million, or 22%, from the prior year quarter driven by the sale of the international life business
•Underwriting margin excluding VII increased 8% over the prior year quarter, and excluding notable items and the sale of the international businesses, it increased 11% over the same period largely as a result of more favorable mortality experience
•APTOI increased $54 million, or 100%, over the prior year quarter. Excluding VII, notable items and the sale of the international businesses, APTOI increased 23% over the prior year quarter mainly due to higher underwriting margin

Institutional Markets

	Three Months Ended March 31,
	2025	2024
Premiums and deposits	$1,942	$2,586
Total sources of income	$168	$140
Core sources of income	$131	$142
Spread income	$132	$106
Base spread income	$96	$108
Variable investment income	$36	$(2)
Fee income	$15	$16
Underwriting margin	$21	$18
Underwriting margin excluding variable investment income	$20	$18
Variable investment income	$1	$—
Adjusted pre-tax operating income	$137	$112

FOR IMMEDIATE RELEASE
•Premiums and deposits decreased $644 million, or 25%, from the prior year quarter primarily driven by lower premiums from pension risk transfer transactions, partially offset by higher deposits from guaranteed investment contracts
•Total sources of income increased 20% over the prior year quarter and, excluding notable items, it increased 33% over the same period largely as a result of higher spread income due to strong reserve growth
•APTOI increased $25 million, or 22%, over the prior year quarter primarily due to higher VII. Excluding VII and notable items, APTOI decreased 1% from the prior year quarter due to slightly higher expenses

Corporate and Other

	Three Months Ended March 31,
	2025	2024
Corporate expenses	$(35)	$(39)
Interest on financial debt	$(125)	$(107)
Asset management	$(3)	$14
Consolidated investment entities	$3	$(1)
Other	$(24)	$(18)
Adjusted pre-tax operating (loss)	$(184)	$(151)

•APTOI decreased $33 million from the prior year quarter primarily driven by higher interest expense on financial debt due, in part, to the pre-funding of the April 2025 debt maturity

Conference call

Corebridge will host a conference call on Tuesday, May 6, 2025, at 10:00 a.m. EDT to review these results. The call is open to the public and can be accessed via a live, listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #

FOR IMMEDIATE RELEASE
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $400 billion in assets under management and administration as of March 31, 2025, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Investor Relations	Media Relations
Işıl Müderrisoğlu	Matt Ward
investorrelations@corebridgefinancial.com	media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

Cautionary statement regarding forward-looking information

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, including an increase in the likelihood of an economic slowdown or recession, changes in market conditions, trade disputes with other countries, including the effect of sanctions and trade restrictions, such as tariffs and trade barriers imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, weakening in capital markets in the U.S and globally, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;

FOR IMMEDIATE RELEASE
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd. (“Fortitude Re”) and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength (“IFS”) ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC (“Blackstone IM”), BlackRock Financial Management, Inc. (“BlackRock”) or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence (“AI”), that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our relationships with AIG, Nippon and Blackstone and conflicts of interests arising due to such relationships;
•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering (“IPO”) and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;

FOR IMMEDIATE RELEASE
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission (“SEC”).

Non-GAAP financial measures

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

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INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI. Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the

FOR IMMEDIATE RELEASE
asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

Operating Earnings per Common Share (“Operating EPS”) is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Key operating metrics and key terms

Assets Under Management and Administration

•Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

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Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income, in our Individual Retirement, Group Retirement, Life Insurance and Institutional Markets segments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income from make-whole payments on commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

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Reconciliations

The following table presents a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended March 31,	2025				2024
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$(862)	$(205)	$—	$(657)	$1,016	$189	$—	$827
Noncontrolling interests	—	—	(7)	(7)	—	—	51	51
Pre-tax income (loss)/net income (loss) attributable to Corebridge	(862)	(205)	(7)	(664)	1,016	189	51	878
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(331)	(71)	—	(260)	(332)	(71)	—	(261)
Net realized (gains) losses on Fortitude Re funds withheld assets	(4)	(1)	—	(3)	164	35	—	129
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	596	127	—	469	(22)	(5)	—	(17)
Subtotal Fortitude Re related items	261	55	—	206	(190)	(41)	—	(149)
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	21	—	(21)	—	26	—	(26)
Deferred income tax valuation allowance (releases) charges	—	(8)	—	8	—	(17)	—	17
Changes in fair value of market risk benefits, net	385	81	—	304	(369)	(77)	—	(292)
Changes in fair value of securities used to hedge guaranteed living benefits	(1)	—	—	(1)	1	—	—	1
Changes in benefit reserves related to net realized gains (losses)	31	7	—	24	(3)	(1)	—	(2)
Net realized (gains) losses(1)	905	190	—	715	222	47	—	175
Separation costs	—	—	—	—	67	14	—	53
Restructuring and other costs	97	20	—	77	47	10	—	37
Non-recurring costs related to regulatory or accounting changes	1	—	—	1	—	—	—	—
Net (gain) on divestiture	—	—	—	—	(5)	(1)	—	(4)
Noncontrolling interests	(7)	—	7	—	51	—	(51)	—
Subtotal Non-Fortitude Re reconciling items	1,411	311	7	1,107	11	1	(51)	(41)
Total adjustments	1,672	366	7	1,313	(179)	(40)	(51)	(190)
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$810	$161	$—	$649	$837	$149	$—	$688
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

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The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended March 31, 2025
Premiums	$27	$4	$340	$500	$18	$—	$889
Policy fees	198	108	364	50	—	—	720
Net investment income	1,486	485	336	589	16	(4)	2,908
Net realized gains (losses)(1)	—	—	—	—	13	—	13
Advisory fee and other income	110	87	1	1	7	—	206
Total adjusted revenues	1,821	684	1,041	1,140	54	(4)	4,736
Policyholder benefits	32	5	636	742	11	—	1,426
Interest credited to policyholder account balances	800	296	80	230	—	—	1,406
Amortization of deferred policy acquisition costs	164	22	85	4	—	—	275
Non-deferrable insurance commissions	106	30	14	5	1	—	156
Advisory fee expenses	37	33	—	—	—	—	70
General operating expenses	128	103	118	22	76	(1)	446
Interest expense	—	—	—	—	146	(6)	140
Total benefits and expenses	1,267	489	933	1,003	234	(7)	3,919
Noncontrolling interests	—	—	—	—	(7)	—	(7)
Adjusted pre-tax operating income (loss)	$554	$195	$108	$137	$(187)	$3	$810

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended March 31, 2024
Premiums	$41	$5	$434	$1,796	$19	$—	$2,295
Policy fees	191	107	368	48	—	—	714
Net investment income	1,339	495	326	487	(10)	(8)	2,629
Net realized gains (losses)(1)	—	—	—	—	(8)	—	(8)
Advisory fee and other income	116	83	—	1	23	—	223
Total adjusted revenues	1,687	690	1,128	2,332	24	(8)	5,853
Policyholder benefits	36	3	748	2,023	—	—	2,810
Interest credited to policyholder account balances	639	298	83	169	—	—	1,189
Amortization of deferred policy acquisition costs	149	21	94	3	—	—	267
Non-deferrable insurance commissions	90	29	19	5	—	—	143
Advisory fee expenses	35	33	—	—	—	—	68
General operating expenses	116	106	130	20	86	—	458
Interest expense	—	—	—	—	137	(5)	132
Total benefits and expenses	1,065	490	1,074	2,220	223	(5)	5,067
Noncontrolling interests	—	—	—	—	51	—	51
Adjusted pre-tax operating income (loss)	$622	$200	$54	$112	$(148)	$(3)	$837
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2025	2024
Individual Retirement
Spread income	$698	$713
Fee income	308	307
Total Individual Retirement	1,006	1,020
Group Retirement
Spread income	192	200
Fee income	195	190
Total Group Retirement	387	390
Life Insurance
Underwriting margin	325	297
Total Life Insurance	325	297
Institutional Markets
Spread income	132	106
Fee income	15	16
Underwriting margin	21	18
Total Institutional Markets	168	140
Total
Spread income	1,022	1,019
Fee income	518	513
Underwriting margin	346	315
Total	$1,886	$1,847

The following table presents Life Insurance underwriting margin:

	Three Months Ended March 31,
(in millions)	2025	2024
Premiums	$340	$434
Policy fees	364	368
Net investment income	336	326
Other income	1	—
Policyholder benefits	(636)	(748)
Interest credited to policyholder account balances	(80)	(83)
Underwriting margin	$325	$297

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2025	2024
Premiums	$508	$1,805
Net investment income	551	449
Policyholder benefits	(725)	(2,006)
Interest credited to policyholder account balances	(202)	(142)
Spread income(1)	$132	$106
SVW fees	15	16
Fee income	$15	$16
Premiums	(8)	(9)
Policy fees (excluding SVW)	35	32
Net investment income	38	38
Other income	1	1
Policyholder benefits	(17)	(17)
Interest credited to policyholder account balances	(28)	(27)
Underwriting margin(2)	$21	$18
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate-and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended March 31,
(in millions, except per common share data)	2025	2024
GAAP Basis
Numerator for EPS
Net income (loss)	$(657)	$827
Less: Net income (loss) attributable to noncontrolling interests	7	(51)
Net income (loss) attributable to Corebridge common shareholders	$(664)	$878

Denominator for EPS
Weighted average common shares outstanding - basic(1)	558.0	624.0
Dilutive common shares(2)	—	0.9
Weighted average common shares outstanding - diluted	558.0	624.9

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$(1.19)	$1.41
Common stock - diluted	$(1.19)	$1.41

Operating Basis
Adjusted after-tax operating income attributable to Corebridge common shareholders	$649	$688
Weighted average common shares outstanding - diluted	559.4	624.9
Operating earnings per common share	$1.16	$1.10

Common Shares Outstanding
Common shares outstanding, beginning of period	561.5	621.7
Share repurchases	(10.0)	(9.5)
Newly issued shares	1.6	3.2
Common shares outstanding, end of period	553.1	615.4
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	March 31, 2025	December 31, 2024	March 31, 2024
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$11,980	$11,462	$11,576
Less: Accumulated other comprehensive income (AOCI)	(12,049)	(13,681)	(14,139)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,553)	(2,798)	(2,497)
Total adjusted book value (b)	$21,476	$22,345	$23,218
Total common shares outstanding (c)(1)	553.1	561.5	615.4
Book value per common share (a/c)	$21.66	$20.41	$18.81
Adjusted book value per common share (b/c)	$38.83	$39.80	$37.73
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended March 31,
(in millions, unless otherwise noted)	2025	2024
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$(2,656)	$3,512
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,596	2,752
Average Corebridge Shareholders’ equity (c)	11,721	11,671
Less: Average AOCI	(12,865)	(13,799)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,676)	(2,415)
Average Adjusted Book Value (d)	$21,910	$23,055

Return on Average Equity (a/c)	(22.7)%	30.1%
Adjusted ROAE (b/d)	11.8%	11.9%

The following table presents the reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended March 31,
(in millions)	2025	2024
Net investment income (net income basis)	$3,189	$2,924
Net investment (income) on Fortitude Re funds withheld assets	(331)	(332)
Change in fair value of securities used to hedge guaranteed living benefits	(14)	(18)
Other adjustments	(8)	(6)
Derivative income recorded in net realized gains (losses)	72	61
Total adjustments	(281)	(295)
Net investment income (APTOI basis)	$2,908	$2,629

FOR IMMEDIATE RELEASE
The following table presents notable items and alternative investment returns versus long-term return expectations:

	Three Months Ended March 31,
(in millions)	2025	2024
Individual Retirement:
Alternative investments returns versus long-term return expectations	$(26)	$(46)
Investments	10	45
Total adjustments	$(16)	$(1)
Group Retirement:
Alternative investments returns versus long-term return expectations	$2	$(27)
Investments	4	8
Total adjustments	$6	$(19)
Life Insurance:
Alternative investments returns versus long-term return expectations	$(6)	$(11)
Investments	2	8
Reinsurance	—	(30)
Total adjustments	$(4)	$(33)
Institutional Markets:
Alternative investments returns versus long-term return expectations	$(15)	$(51)
Investments	4	17
Total adjustments	$(11)	$(34)
Total Corebridge:
Alternative investments returns versus long-term return expectations	$(45)	$(135)
Investments	20	78
Reinsurance	—	(30)
Corporate & other	(12)	—
Total adjustments	$(37)	$(87)
Discrete tax items - income tax expense (benefit)	$—	$—

FOR IMMEDIATE RELEASE
The following table presents premiums and deposits:

	Three Months Ended March 31,
(in millions)	2025	2024
Individual Retirement
Premiums	$27	$41
Deposits	4,679	4,822
Other(1)	(5)	(2)
Premiums and deposits	$4,701	$4,861
Group Retirement
Premiums	$4	$5
Deposits	1,820	2,049
Premiums and deposits(2)(3)	$1,824	$2,054
Life Insurance
Premiums	$340	$434
Deposits	397	393
Other(1)	119	267
Premiums and deposits	$856	$1,094
Institutional Markets
Premiums	$500	$1,796
Deposits	1,433	781
Other(1)	9	9
Premiums and deposits	$1,942	$2,586
Total
Premiums	$871	$2,276
Deposits	8,329	8,045
Other(1)	123	274
Premiums and deposits	$9,323	$10,595
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $775 million and $791 million for the three months ended March 31, 2025 and March 31, 2024, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $707 million and $730 million for the three months ended March 31, 2025 and March 31, 2024, respectively